EXHIBIT 99.1

Contacts:

Scott M. Tsujita (Investors) Hypercom Corporation 480.642.5161 stsujita@hypercom.com	Pete Schuddekopf (Media) Hypercom Corporation 480.642.5383 pschuddekopf@hypercom.com

FOR IMMEDIATE RELEASE

Hypercom Reports Second Quarter 2010 Results

•	Q2 revenue of $103.9 million, up 5.2% from Q1 2010
•	Non-GAAP operating income of $5.7 million, Adjusted EBITDA of $8.2 million
•	Non-GAAP diluted EPS from continuing operations of $0.05

SCOTTSDALE, Ariz., August 4, 2010 – Hypercom Corporation (NYSE: HYC), the high security electronic payment and digital transactions solutions provider, today announced financial results for the second quarter ended June 30, 2010.

Net revenue for the three months ended June 30, 2010 was $103.9 million, up 5.2% over first quarter 2010 revenue of $98.8 million, primarily due to strong growth in the Americas and Asia-Pacific regions. Second quarter 2010 net revenue decreased $1.7 million compared to $105.6 million in the second quarter of 2009; however, on a constant currency basis, net revenue increased $0.2 million or 0.2%. For the first six months ended June 30, 2010, net revenue was $202.7 million, up $14.3 million or 7.6%, compared to $188.4 million in the same period of 2009. On a constant currency basis, net revenue was up $17.0 million or 9.0% for the six months ended June 30, 2010, compared to the first half of 2009.

“Overall global demand for our products and services is very strong, particularly in Europe and Asia. Orders are accelerating briskly for our Optimum countertop and mobile products and we are winning new customers in virtually every region of the globe.  Component shortages impacted our ability to realize fully the increase in demand during the second quarter. That said, we believe we are in a better position to transform this demand into revenue in the third quarter.  As a result, we currently believe we should be able to grow the top line by 10% on a constant currency basis for 2010,” said Philippe Tartavull, Chief Executive Officer and President.

Gross profit for the three months ended June 30, 2010 was $32.1 million or 30.9% of net revenue, versus $34.7 million or 35.2% of net revenue in the first quarter of 2010, and $34.2 million or 32.4% of net revenue in the second quarter of 2009.  Gross margin for the three months ended June 30, 2010 included 33.8% product gross margin and 22.1% service gross margin compared to 37.0% and 32.4% in the prior quarter and 37.3% and 20.5% in the second quarter of 2009. Second quarter 2010 gross profit and gross margin were impacted by a less favorable product mix and the negative impact of foreign currency exchange rates, primarily in Europe. In addition the first quarter of 2010 services gross margin and profit were favorably impacted by one-time items.   Gross margin for the first six months of 2010 was 33.0%, compared to 31.0% in prior year period.

Non-GAAP gross profit for the three months ended June 30, 2010 was $32.9 million or 31.6% of net revenue, compared to $35.7 million or 36.1% of net revenue in the first quarter of 2010 and $35.8 million or 33.9% of net revenue in the second quarter of 2009. Non-GAAP gross profit and gross margin were down sequentially and year-over-year as a result of a less favorable product mix and the negative impact of foreign currency exchange rates. The non-GAAP gross profit excludes restructuring costs, amortization of purchased intangibles, and stock-based compensation. Non-GAAP gross profit for the three months ended June 30, 2010 included 33.9% product gross margin and 23.8% service gross margin versus 37.2% and 32.9% in the prior quarter and 37.5% and 23.4% in the second quarter of 2009.  For the six months ended June 30, 2010, non-GAAP gross profit was $68.5 million or 33.8% of net revenue, compared to $60.9 million or 32.3% in the prior year period.

Operating expenses for the three months ended June 30, 2010 were $29.2 million or 28.1% of net revenue, compared to $31.3 million or 31.7% of net revenue in the first quarter of 2010 and $30.4 million or 28.8% of net revenue in the second quarter of 2009. The sequential quarterly decrease in operating expenses was related to the timing of certain R&D expenditures, as well as changes in foreign currency exchange rates. The year-over-year decrease in operating expenses was primarily related to lower general and administrative expenses and changes in foreign currency exchange rates. For the six months ended June 30, 2010, operating expenses were $60.5 million or 29.8% of net revenue, compared to $61.0 million or 32.4% in the prior year period.

Non-GAAP operating expenses for the three months ended June 30, 2010 were $27.2 million or 26.2% of net revenue, compared to $30.0 million or 30.4% of net revenue in the first quarter of 2010 and $27.4 million or 26.0% of net revenue in the second quarter of 2009. For the six months ended June 30, 2010, non-GAAP operating expenses were $57.3 million or 28.2% of net revenue compared to $55.8 million or 29.6% in the prior year period. Non-GAAP operating expenses exclude restructuring costs, amortization of purchased intangibles, stock based compensation, and one-time gains or losses from the sale of assets.

Operating income for the three months ended June 30, 2010 was $2.9 million, compared to operating income of $3.4 million in the first quarter of 2010 and $3.9 million in the second quarter of 2009.  For the six months ended June 30, 2010, operating income was $6.3 million compared to an operating loss of $2.5 million in the prior year period.

Non-GAAP operating income for the three months ended June 30, 2010 was $5.7 million, compared to non-GAAP operating income of $5.6 million in the first quarter of 2010 and $8.4 million in the second quarter of 2009. For the six months ended June 30, 2010, non-GAAP operating income was $11.3 million compared to $5.0 million in the prior year period.

The net loss for the three months ended June 30, 2010 was $1.3 million or $(0.02) per diluted share, versus net income of $0.4 million or $0.01 per diluted share in the first quarter of 2010 and net income of $1.3 million or $0.02 per diluted share in the second quarter of 2009.  For the six months ended June 30, 2010, the net loss was $0.9 million or $(0.02) per diluted share, compared to a net loss of $8.7 million or $(0.16) per diluted share in the same year-ago period.

Non-GAAP income before discontinued operations for the three months ended June 30, 2010 was $2.9 million or $0.05 per diluted share, compared to $3.4 million or $0.06 per diluted share in the first quarter of 2010 and $7.2 million or $0.13 per diluted share in the second quarter of 2009.   For the six months ended June 30, 2010, non-GAAP income before discontinued operations was $6.3 million or $0.12 per diluted share, compared to $1.0 million or $0.02 per diluted share in the same year-ago period. Non-GAAP income excludes restructuring costs, amortization of purchased intangibles, stock based compensation, one-time gains or losses from the sale of assets, non-cash interest expense related to the amortization of warrants, and any applicable income tax effect.

Second Quarter Earnings Call

Hypercom has scheduled its conference call to discuss second quarter 2010 results for Wednesday, August 4 at 4:30 pm EDT. The call will be simultaneously webcast.

The dial in number is 866-804-6925 for North American callers and 857-350-1671 for international callers. For access to the call, participants will be required to identify the participant passcode: 22532395.

To access the audio webcast, please click here or go to Hypercom's website, http://ir.hypercom.com, at least two minutes prior to the call to register.

A replay of the conference call can be accessed approximately one hour after the conclusion of the live call and will be available until September 4, 2010. The replay number for North America is 888-286-8010. The number for international callers is 617-801-6888. The passcode is 87881367. A replay of the call can also be accessed in the "audio archive" section of http://ir.hypercom.com, where it will remain until the next results release.

About Hypercom

Global payment technology leader Hypercom Corporation delivers a full suite of high security, end-to-end electronic payment products, software solutions and services. The Company's solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, petroleum, healthcare, prepaid, self-service and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits. Hypercom is a founding member of the Secure POS Vendor Alliance (SPVA) and is the second largest provider of electronic payment solutions and services in Western Europe and third largest provider globally.

Non-GAAP Supplemental Information

The non-GAAP information and schedules included with this press release should be read in conjunction with our audited consolidated financial statements and notes thereto appearing in our most recent Form 10-K. It should also be read in conjunction with our unaudited consolidated financial statements and notes thereto appearing in our Form 10-Q as of and for the three months ended June 30, 2010 which we intend to file with the SEC on or prior to August 9, 2010.

Hypercom provides non-GAAP supplemental information in this press release which excludes items such as restructuring costs, income taxes, goodwill and other impairments, stock-based compensation, amortization, foreign currency gains and losses and non-cash amortization for discount on warrants issued for long-term debt and any applicable tax effects of such transactions and are provided to facilitate meaningful period-to-period comparisons of underlying operational performance. These non-GAAP measurements are used for internal management assessments because such measures provide additional insight into ongoing financial performance. We believe that the presentation of non-GAAP financial information may be useful to investors and analysts for many of the same reasons that management finds these measures useful.

Non-GAAP financial measures exclude many significant items that are also important to understanding and assessing our financial performance. Additionally, in evaluating alternative measures of operating performance, it is important to understand that there are no standards for these calculations. Accordingly, the lack of standards can result in subjective determinations by management about which items may be excluded from the calculations, as well as the potential for inconsistencies between different companies that have similarly titled alternative measures. Accordingly, our non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

Pursuant to Regulation G, a reconciliation of GAAP and non-GAAP measures presented in this press release is provided at the end of this press release.

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements that are subject to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934, as amended. The words "believe," "expect," "anticipate," "estimate," "will," "intend," "project," and other similar expressions identify such forward-looking statements. These forward-looking statements include, among other things, statements regarding Hypercom's anticipated financial performance; projections regarding future revenue, gross margins, operating expenses, product and service margins, operating income, net income, cash flows, and gains or losses from discontinued operations; the timing, performance, certifications, and market acceptance of new products; the benefits realized from the utilization of contract manufacturers of the Company's products; and the development and success of broader distribution channels. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are: the severity and duration of the current economic and financial conditions; the state of the electronic payments industry and competition within the industry; the level of demand and performance of the major industries we serve, including but not limited to the banking sector; the commercial feasibility and acceptance of new products, services and market development initiatives; our ability to successfully penetrate the vertical and geographic markets that we have targeted; our ability to improve our cost structure, including reducing our product and operating costs; our ability to develop more recurring revenue streams; our ability to successfully manage our contract manufacturers and our transition to a joint development manufacturing model, including the impact on inventories; our ability to allocate research and development resources to new product and service offerings; our ability to remain compliant with and provide transaction security as required by relevant industry standards and government regulations; our ability to increase market share and our competitive strength; the adequacy of our current facilities and management systems infrastructure to meet our operational needs; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business; the sufficiency of reserves for assets and obligations exposed to revaluation; our ability to successfully expand our business and increase revenue; our ability to integrate and obtain expected results and benefits from future acquisitions; our ability to effectively manage our exposure to foreign currency exchange rate fluctuations; our ability to sustain our current income tax structure; the impact of current and future litigation matters on our business; our ability to fund our projected liquidity needs and pay down outstanding debt obligations from cash flow from operations and our current cash reserves; and future access to capital on terms that are acceptable, as well as assumptions related to the foregoing.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Hypercom's most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. Hypercom's results of operations for the three months ended June 30, 2010 are not necessarily indicative of Hypercom's operating results for any future periods. Any forward-looking statements or projections in this press release are based on limited information currently available to Hypercom, which is subject to change. Although any such forward-looking statements or projections and the factors influencing them will likely change, Hypercom is under no obligation, nor do we intend to, update this information, since Hypercom will only provide guidance at certain points, if at all during the year. Such information speaks only as of the date of this press release.

Hypercom does not endorse any projections regarding its future performance that may be made by third parties.

Hypercom and Optimum and Design are registered trademarks of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.  HYCF

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands, except per share data)	2010	2009	2010	2009
Net revenue:
Products	$80,963	$79,234	$155,082	$137,056
Services	22,958	26,341	47,594	51,313
Total net revenue	103,921	105,575	202,676	188,369
Costs of revenue:
Products	53,612	49,711	100,296	88,578
Services	17,877	20,944	34,524	39,955
Amortization of purchased intangible assets	315	706	1,019	1,381
Total costs of revenue	71,804	71,361	135,839	129,914
Gross profit	32,117	34,214	66,837	58,455
Operating expenses:
Research and development	10,454	10,512	22,566	21,301
Selling, general and administrative	17,484	18,350	35,783	36,728
Amortization of purchased intangible assets	1,281	1,500	2,821	2,929
Gain on sale of assets	—	—	(674)	—
Total operating expenses	29,219	30,362	60,496	60,958
Operating income (loss)	2,898	3,852	6,341	(2,503)
Interest income	76	52	272	129
Interest expense	(3,224)	(2,526)	(6,010)	(4,976)
Foreign currency gain (loss)	(1,616)	627	(2,161)	(70)
Other income (loss)	(10)	309	(23)	321
Income (loss) before income taxes and
discontinued operations	(1,876)	2,314	(1,581)	(7,099)
Benefit (provision) for income taxes	663	(311)	645	(752)
Income (loss) before discontinued operations	(1,213)	2,003	(936)	(7,851)
Income (loss) from discontinued operations	(43)	(748)	55	(819)
Net income (loss)	$(1,256)	$1,255	$(881)	$(8,670)

Basic and diluted loss per share:
Income (loss) before discontinued operations	$(0.02)	$0.04	$(0.02)	$(0.15)
Income (loss) from discontinued operations	—	(0.02)	—	(0.01)
Basic and diluted income (loss) per share	$(0.02)	$0.02	$(0.02)	$(0.16)

Weighted average shares used to calculate income (loss) per share:
Basic	53,853,334	53,514,573	53,749,304	53,459,082
Diluted	53,853,334	53,748,345	53,749,304	53,459,082

HYPERCOM CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(Amounts in thousands)	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$33,273	$55,041
Accounts receivable, net	82,984	86,031
Current portion of net investment in sales-type leases	4,087	5,235
Inventories	34,303	29,363
Prepaid expenses and other current assets	6,104	5,345
Deferred income taxes	1,104	1,311
Prepaid taxes	5,674	3,510
Assets held for sale	5,560	5,241
Total current assets	173,089	191,077
Property, plant and equipment, net	21,818	24,304
Net investment in sales-type leases	5,413	5,046
Intangible assets, net	41,234	49,579
Goodwill	23,877	28,536
Other long-term assets	10,159	8,346
Total assets	$275,590	$306,888

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$46,699	$52,355
Accrued payroll and related expenses	12,232	16,152
Accrued sales and other taxes	5,240	8,116
Product warranty liabilities	4,971	5,444
Restructuring liabilities	5,746	8,265
Accrued other liabilities	19,286	20,677
Deferred revenue	12,967	11,559
Deferred tax liability	23	22
Income taxes payable	4,791	6,568
Liabilities held for sale	1,613	1,244
Total current liabilities	113,568	130,402
Deferred tax liabilities, net	11,171	14,902
Long-term debt	58,839	56,076
Other long-term liabilities	14,360	14,612
Total liabilities	197,938	215,992
Stockholders' equity	77,652	90,896
Total liabilities and stockholders' equity	$275,590	$306,888

HYPERCOM CORPORATION
STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2010	2009	2010	2009

Cash flows from continuing operations:
Net income (loss)	$(1,256)	$1,255	$(881)	$(8,670)
Adjustments to reconcile net income (loss)
to net cash provided by operating activities:
Depreciation and amortization	2,504	2,352	5,125	4,837
Amortization of purchased intangibles	1,596	2,206	3,841	4,310
Interest conversion to debt	1,729	1,656	3,437	3,271
Amortization of debt issuance costs	32	32	64	64
Amortization of discount on notes payable	1,359	772	2,326	1,475
Provision (reversal) for doubtful accounts	185	(290)	240	1,034
Provision for excess and obsolete inventory	812	761	1,494	1,136
Provision for warranty and other product charges	1,335	1,341	2,230	2,479
Deferred income tax provision	(623)	(571)	(1,055)	(575)
Non-cash share-based compensation	507	457	817	1,131
Foreign currency losses (gains)	1,091	(891)	1,720	(1,429)
Gain on sale of assets	—	—	(674)	—
Other non-cash charges	223	737	239	1,082
Changes in operating assets and
liabilities, net	(15,913)	508	(31,297)	(3,175)
Net cash provided by (used in) operating activities	(6,419)	10,325	(12,374)	6,970

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,829)	(2,641)	(3,093)	(3,898)
Cash paid for acquisitions, net of cash acquired	—	—	(1,030)	(37)
Deposit received on pending sale of real property	1,665	—	1,665	—
Proceeds from the sale of business	—	—	1,000	—
Software development costs capitalized	(2,188)	(248)	(2,198)	(248)
Purchase of short-term investments	—	—	—	(1,376)
Proceeds from the sale or maturity of
short-term investments	—	—	—	1,875
Net cash used in investing activities	(2,352)	(2,889)	(3,656)	(3,684)

Cash flows from financing activities:
Borrowing in revolving line of credit	—	—	—	7,800
Repayments of bank notes payable and other
debt instruments	(3,000)	—	(3,000)	(7,985)
Purchase of treasury stock for net settlement of restricted stock awards	(162)	—	(162)	—
Proceeds from issuance of common stock	108	36	194	90
Net cash provided by (used in) by financing activities	(3,054)	36	(2,968)	(95)
Effect of exchange rate changes on cash	(1,650)	2,057	(2,889)	1,363
Net increase (decrease) in cash flows from
continuing operations	(13,475)	9,529	(21,887)	4,554
Net cash provided by operating
activities — discontinued operations	40	5	119	74
Cash and cash equivalents, beginning of period	46,708	30,676	55,041	35,582
Cash and cash equivalents, end of period	$33,273	$40,210	$33,273	$40,210

HYPERCOM CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2010	2009	2010	2009	2010

Americas	$32,893	$36,245	$56,395	$61,257	$23,502

NEMEA	23,047	24,215	50,582	44,272	27,535

SEMEA	33,844	31,561	69,301	59,395	35,457

Asia-Pacific	14,137	13,554	26,398	23,445	12,261

Total net revenue	$103,921	$105,575	$202,676	$188,369	$98,755

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2010	2009	2010	2009	2010

GAAP net revenue	$103,921	$105,575	$202,676	$188,369	$98,755

Constant currency rate adjustment (1)	1,905	—	3,441	—	1,536

Non-GAAP net revenue	$105,826	$105,575	$206,117	$188,369	$100,291

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2010	2009	2010	2009	2010

GAAP income (loss) before discontinued operations	$(1,213)	$2,003	$(936)	$(7,851)	$277

Restructuring charges included in:

Costs of product revenue	17	100	135	138	118

Costs of service revenue	379	759	489	775	110

Operating expenses	259	1,046	344	1,182	85

Stock-based compensation included in:

Costs of product revenue	51	54	60	123	9

Costs of service revenue	2	—	2	—	—

Operating expenses	454	403	756	1,008	302

Amortization of purchased intangibles included in:

Costs of revenue	315	706	1,019	1,381	704

Operating expenses	1,281	1,500	2,821	2,929	1,540

Gain on sale of assets:

Operating expenses	—	—	(674)	—	(674)

Non-cash amortization for discount on warrants issued for long-term debt:

Non-operating expense	1,359	772	2,326	1,475	967

Income tax effect	—	(178)	—	(178)	—

Non-GAAP income before discontinued operations	$2,904	$7,165	$6,342	$982	$3,438

Non-GAAP diluted income per share before discontinued operations	$0.05	$0.13	$0.12	$0.02	$0.06

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2010	2009	2010	2009	2010

GAAP operating income (loss)	$2,898	$3,852	$6,341	$(2,503)	$3,443

Restructuring charges	655	1,905	968	2,095	313

Stock-based compensation	507	457	818	1,131	311

Amortization of purchased intangibles	1,596	2,206	3,840	4,310	2,244

Gain on sale of assets	—	—	(674)	—	(674)

Non-GAAP operating income	$5,656	$8,420	$11,293	$5,033	$5,637

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2010	2009	2010	2009	2010

Product revenue	$80,963	$79,234	$155,082	$137,056	$74,119

Service revenue	22,958	26,341	47,594	51,313	24,636

Total net revenue	$103,921	$105,575	$202,676	$188,369	$98,755

GAAP product gross profit	$27,351	$29,523	$54,786	$48,478	$27,435

Restructuring charges	17	100	135	138	118

Stock-based compensation	51	54	60	123	9

Non-GAAP product gross profit	$27,419	$29,677	$54,981	$48,739	$27,562

Non-GAAP Percentage of product revenue	33.9%	37.5%	35.5%	35.6%	37.2%

GAAP service gross profit	$5,081	$5,397	$13,070	$11,358	$7,989

Restructuring charges	379	759	489	775	110

Stock-based compensation	2	—	2	—	—

Non-GAAP service gross profit	$5,462	$6,156	$13,561	$12,133	$8,099

Non-GAAP Percentage of service revenue	23.8%	23.4%	28.5%	23.6%	32.9%

GAAP gross profit	$32,117	$34,214	$66,837	$58,455	$34,720

Restructuring charges	396	859	624	913	228

Stock-based compensation	53	54	62	123	9

Amortization of purchased intangibles	315	706	1,019	1,381	704

Non-GAAP gross profit	$32,881	$35,833	$68,542	$60,872	$35,661

Non-GAAP Percentage of total net revenue	31.6%	33.9%	33.8%	32.3%	36.1%

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2010	2009	2010	2009	2010

GAAP operating expenses	$29,219	$30,362	$60,496	$60,958	$31,277

Restructuring charges	(259)	(1,046)	(344)	(1,182)	(85)

Stock-based compensation	(454)	(403)	(756)	(1,008)	(302)

Amortization of purchased intangibles	(1,281)	(1,500)	(2,821)	(2,929)	(1,540)

Gain on sale of assets	—	—	674	—	674

Non-GAAP operating expenses	$27,225	$27,413	$57,249	$55,839	$30,024

Non-GAAP Percentage of total net revenue	26.2%	26.0%	28.2%	29.6%	30.4%

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2010	2009	2010	2009	2010

Operating income (loss)	$2,898	$3,852	$6,341	$(2,503)	$3,443

Depreciation and amortization	4,100	4,558	8,966	9,147	4,866

Restructuring charges	655	1,905	968	2,095	313

Stock-based compensation	507	457	817	1,131	310

Gain on sale of assets	—	—	(674)	—	(674)

Adjusted EBITDA	$8,160	$10,772	$16,418	$9,870	$8,258

(1) Constant currency rate adjustment. Management refers to revenue growth in a constant currency basis or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisions of the company's business performance. Generally, when the US Dollar either strenghens or weakens against other currencies, the revenue growth at constant currency rates or adjusting for currency will be higher or lower than revenue growth reported at actual exchange rates.